CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): January 26, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

 714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3 – Securities and Trading Markets

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

We filed a Current Report on Form 8-K on December 28, 2009 to disclose the December 23, 2009 notice we received from NYSE Amex stating we were not in compliance with Section 1003(a)(iv) of the  NYSE Amex LLC Company Guide (the “Company Guide”).  As a result, we became subject to the procedures and requirements of Section 1009 of the Company Guide, pursuant to which were given the opportunity to submit a plan of compliance.  The Amex approved the plan we submitted and gave us until June 23, 2010 to regain compliance.  Since June, we have had additional conversations with Amex pursuant to which they granted us an extension until January 8, 2011 to submit an update to our plan.  We submitted an update on January 14, 2011.  On January 25, 2011, the Amex sent us a delisting notice stating their determination and belief that we did not make progress consistent with the plan and remain non-compliant with Sections 1003(a)(i), 1003(a)(ii), 1003(a)(iii), 1003(a)(iv) and 704 of the Amex Company Guide,  and therefore, our securities are subject to immediate delisting proceedings.

Pursuant to our rights under theCompany Guide, we plan to appeal this determination and request a hearing before a Listing Qualifications Panel to explain our position that we should not be delisted and should remain a listed company on the Amex.

Pursuant to Section 1203(c) of the Amex Company Guide, our securities shall remain listed until the Amex determines that it is in the public’s best interest to suspend the trading of our securities or until the Panel makes its decision after the hearing.

Item 7.01 Regulation FD Disclosure.

On January 26, 2011, we issued a press release announcing the receipt of the delisting letter from the Amex.  A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

/s/ Akio Ariura
Name: Akio Ariura
Title: CFO

Dated:  January 26, 2011